Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of First Century Bankshares, Inc.

for the upcoming Special Meeting of Shareholders.

PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN THE PROXY CARD IN THE

POSTAGE–PAID ENVELOPE PROVIDED

This proxy is solicited on behalf of the Board of Directors of First Century Bankshares, Inc. and may be revoked prior to its exercise. The Board of Directors recommends a vote FOR Proposals 1 and 2.

		Please mark your votes as indicated in this example.			☒

		For	Against	Abstain
1.	Proposal to approve the Agreement and Plan of Merger dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc., as may be amended from time to time (the “Merger Agreement”).	☐	☐	☐

		For	Against	Abstain

2.	Proposal to approve the adjournment of the special meeting, on one or more occasions, if necessary or appropriate to solicit additional proxies in favor of approval of the Merger Agreement.	☐	☐	☐

To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting or any adjournment thereof.

Dated: ________________________________, 2016

Signature: __________________________________

Signature (if held jointly): _____________________

Title(s), if any: ______________________________

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person

REVOCABLE PROXY

FIRST CENTURY BANKSHARES, INC.

PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON DECEMBER 6, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder(s) of First Century Bankshares, Inc., does hereby nominate, constitute and appoint Frank W. Wilkinson and J. Ronald Hypes, or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of First Century Bankshares, Inc., standing in the undersigned’s name on its books on October 14, 2016, at the Special Meeting of Shareholders to be held at the First Century Bank Seminar Center, 525 Federal Street, Bluefield, West Virginia 24701, on Tuesday, December 6, 2016, at 10:00 a.m., local time or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

This proxy confers authority to vote “FOR” proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1 and 2. If any matter shall properly come before the meeting, or any adjournments or postponements thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)